   As filed with the Securities and Exchange Commission on January 21, 2000
                                                 Registration No. [33-......]

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ____________________
                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              SEMTECH CORPORATION
            (Exact name of registrant as specified in its charter)

             Delaware                                                                                     95-2119684
   State or other jurisdiction of                                                                      (I.R.S. Employer
   incorporation or organization)                                                                    Identification Number)

                                   652 Mitchell Road, Newbury Park, California 91320, (805) 498-2111
                                     (Address, including zip code, and telephone number, including area-code, of registrant's principal executive offices)

                  John D. Poe                                                                             Copies to:
Chairman of the Board and Chief Executive Officer                                                 Robert A. Miller, Jr., Esq.
              Semtech Corporation                                                             Paul, Hastings, Janofsky & Walker LLP
               652 Mitchell Road                                                                     555 S. Flower Street
           Newbury Park, California 91320                                                            Los Angeles, CA 90071
                (805) 498-2111                                                                           (213) 683-6000
(Name, address, including zip code, and telephone                                 (Name, address, including zip code, and telephone
 number, including area code, of agent for service)                               number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box..................................................................... [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box............................. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.................. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering................................................................ [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.......................................... [_]

                               ________________

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
 Title of each class of Securities   Amount to be   Proposed maximum offering   Proposed maximum aggregate  Amount of registration
          to be registered            registered       price per share/(1)/         offering price/(1)/              fee
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value         495,403/(2)/         $64.813                    $32,108,554.64              $8,476.66
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") and is based upon the last sale price per share of the Registrant's common stock as reported by the National Association of Securities Dealers Automated Quotation National Market System on January 18, 2000.

(2) Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional shares of common stock as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                               ________________
  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED JANUARY 21, 2000


                                  PROSPECTUS


                              SEMTECH CORPORATION


                        495,403 Shares of Common Stock


     The selling stockholders of Semtech Corporation listed on page 7 under the caption "Selling Stockholders" may offer and resell for each of their own accounts up to an aggregate of 495,403 shares of our common stock under this prospectus.

     The shares may be offered for sale from time to time by the selling stockholders in brokerage transactions at prevailing market prices, in transactions at negotiated prices or otherwise. No representation is made that any shares will or will not be offered for sale. We will not receive any proceeds from the sale of the shares. All costs, expenses and fees incurred in connection with the registration of these shares, estimated to be approximately $20,000, are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by such selling stockholders.

     The selling stockholders, and the brokers who sell our shares, may be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended. In addition, any profits realized by the selling stockholders or such brokers on the sale of any shares may constitute underwriting commissions.

     Our common stock is traded in the Nasdaq National Market System under the symbol "SMTC." On January 18, 2000, the last reported sale price per share of our common stock as reported by NASDAQ was $64.813.

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 2.


            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                      Prospectus dated January __, 2000.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
  ABOUT SEMTECH.......................................................         2
  RISK FACTORS........................................................         2
  WHERE YOU CAN FIND MORE INFORMATION.................................         6
  FORWARD LOOKING STATEMENTS..........................................         7
  USE OF PROCEEDS.....................................................         7
  SELLING STOCKHOLDERS................................................         8
  PLAN OF DISTRIBUTION................................................         8
  EXPERTS.............................................................         9
  LEGAL MATTERS.......................................................         9

                                 ABOUT SEMTECH
                                 -------------

     We manufacture and market a wide range of semiconductor products designed for use in commercial and military applications. We incorporated in the state of Delaware in 1960. We have manufactured high quality semiconductors consisting of silicon rectifiers, rectifier assemblies, high-voltage monolithic capacitors, transient voltage suppressors and related devices that are mainly used to convert alternating current into direct current. A majority of these products were used in military and aerospace applications. In recent years, we have introduced several new product lines designed for use in commercial (nonmilitary) applications such as personal computers, telecommunications and data communications. These commercial products include transient voltage suppressors which provide protection from damaging electrical transients to sensitive components, linear and switching voltage regulators that alter voltage, DC/DC modules and customized power supplies.

     We maintain a domestic sales and marketing organization consisting of our sales personnel located in California, Texas and Connecticut who manage the sales activities of independent sales representative firms and independent industrial distributors within the United States and Canada. We also maintain sales offices in France, Germany, Scotland and Taiwan to serve the European and Far East markets. These sales activities are supplemented by independent sales representative firms and authorized distributors. We are represented outside the United States and Europe by other independent sales organizations.

     On December 6, 1999, we acquired USAR Systems Incorporated, a New York corporation. USAR is a supplier of input devices and power management products. USAR's advanced programmed micro-controller products, interface-firmware, standard-firmware and embedded-firmware expertise combine with our analog and mixed-signal IC and design strengths to enable us to create and improve integrated customer solutions. The selling stockholders are the former security holders of USAR.

     Our principal executive offices are located at 652 Mitchell Road, Newbury Park, California 91320, and our telephone number at that location is (805) 498-2111. We have manufacturing facilities in California, Texas, Mexico and Scotland.

                                 RISK FACTORS
                                 ------------

     An investment in our common stock offered involves a high degree of risk and should not be made if you cannot afford the loss of your entire investment. In evaluating us and our business, you should carefully consider the following risk factors in addition to the other information we have included.

WE OBTAIN CERTAIN COMPONENTS AND MATERIALS NECESSARY FOR OUR MANUFACTURING OPERATIONS FROM A LIMITED NUMBER OF SUPPLIERS.

     Our reliance on a limited number of outside subcontractors for packaging and certain other tasks involves several risks, including potential inability to obtain an adequate supply of required components and reduced control over the price, timely delivery, reliability and quality of components. There can be no assurance that problems will not occur in the future with suppliers or subcontractors. Disruption or termination of our supply sources or subcontractors could delay our shipments and could have a material adverse effect on our business, financial condition and results of operations. Delays could also damage relationships with current and prospective customers. Any prolonged inability to obtain timely deliveries or any other circumstances that would require us to seek alternative sources of supply or to manufacture or package certain components internally would have a material adverse effect on our business, financial condition and results of operations.

PATENTS PROTECT FEW OF THE COMPANY'S PRODUCTS; WE OPERATE IN A HIGHLY LITIGIOUS INDUSTRY.

     We have devoted significant resources to develop our current level of expertise, and we believe that our integrated circuit design know-how and processes are valuable assets that have been and will continue to be important to our business. Few of our products are protected by patents and we rely primarily on a combination of nondisclosure agreements and other contractual provisions, as well as the commitment to confidentiality and loyalty of our employees, to protect our know-how and processes. Our failure to adequately protect our material know-how and processes could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that the steps taken by us will be adequate to protect our proprietary rights or that a competitor will not independently develop similar or superior know-how or processes.

     The semiconductor industry is characterized by frequent litigation regarding patent and intellectual property rights. Due to the number of competitors, the potential for patent infringement exists and is an ongoing risk as other companies in our industry could have patent rights which may not be identifiable when we initiate development efforts. Litigation, which could result in substantial cost to and diversion of resources, may be necessary to enforce our intellectual property rights or to defend ourselves against infringement claims.

WE COMPETE AGAINST LARGER, MORE ESTABLISHED ENTITIES.

     The semiconductor industry is intensely competitive and is characterized by price erosion, rapid technological change and design and other technological obsolescence. We compete with domestic and international semiconductor companies, many of which have substantially greater financial and other resources with which to pursue engineering, manufacturing, marketing and distribution of their products. We expect continued competition from existing competitors as well as competition from new entrants in the semiconductor market. Our ability to compete successfully in the rapidly evolving area of integrated circuit technology depends on several factors, including:

     . success in designing and manufacturing new products that implement new technologies;

     .    adequate sources of raw materials;

     .    protection of our processes and know-how;

     . maintaining high product quality and reliability, competitive pricing, efficient production, customer demand, success of competitors' products and general economic conditions; and

     . increased competition, which could result in price reductions, reduced margins and loss of market share, any of which could materially adversely affect our business, financial condition and results of operations.

FLUCTUATING PRODUCTION YIELD MAY INCREASE PRODUCTION COSTS AND CAUSE INVENTORY SHORTAGES.

     The manufacture of semiconductor products is a highly complex and precise process. Defects in masks, impurities in the materials used, contamination of the manufacturing environment, equipment failure and other difficulties in the fabrication process can cause a substantial percentage of wafers to be rejected or numerous die on each wafer to be nonfunctional. Wafer yields can decline without warning, resulting in substantially higher product costs and inventory shortages. Yield problems may take substantial time to analyze and correct. While we have not experienced material fluctuations in production yields in the recent past, we cannot assure that we will not experience production yield problems in the future, or that any problem of that type will not materially adversely affect our business, financial condition and results of operations.

OUR INDUSTRY IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE.

     Rapid technological change and new process technologies and enhancements characterize the business in which we are engaged. Our competitiveness and future success will depend in large part upon the technological quality of our products and processes relative to those of our competitors and our ability both to develop new and enhanced process technologies and to introduce them at competitive prices and on a timely and cost-effective basis. Our success in developing, introducing, selling and supporting new and enhanced technologies depends upon a variety of factors including timely and efficient completion of process design and development, timely and efficient implementation of manufacturing processes, software development, and effective sales, marketing and customer service. The failure to successfully select, develop, manufacture and market new programs and products, or to enhance its existing technologies, could materially adversely affect our business, financial condition and results of operations.

THE PRICE OF OUR COMMON STOCK IS HIGHLY VOLATILE.

     The trading prices of our common stock, like the price of common stock and other securities of companies in our industry generally, fluctuates over a wide range and is expected to continue to be extremely volatile in the future. Factors that may effect the market price of our common stock include:

     .    quarterly variations in operating results;

     . announcements of technological innovations or new programs and products by us or by our competitors;

     .    price movements in other semiconductor or high technology stocks;

     .    indicators affecting the market for semiconductors or other factors;
          and

     . general economic, political and market conditions, may adversely affect the market price of our Common stock.

     In addition, the future sale of a substantial number of shares of common stock by existing stockholders or by us may have an adverse impact on the market price of the shares of common stock offered hereby. There can be no assurance that the trading price of our common stock will remain at or near its current level. Because our stock price is so volatile, investing in our common stock is highly risky and a potential investor must be able to withstand the loss of his entire investment in our common stock.

ECONOMIC DOWNTURN IN THE MARKET MAY HAVE ADVERSE CONSEQUENCES FOR OUR BUSINESS.

     We market our products to industries including the telecommunications, consumer, aerospace and military, computers and peripherals and other industries. A downturn in any of our markets, especially the consumer computer industry, could materially adversely affect our business, financial condition and results of operations. In addition, current efforts being undertaken by companies in the semiconductor manufacturing industry to increase worldwide semiconductor manufacturing capacity could lead to general manufacturing overcapacity and to underutilization of our manufacturing capacity. Our ability to achieve future revenue growth depends in significant part upon its ability to increase market and account penetration and to maintain current utilization levels of our manufacturing capacity. There can be no assurance that we will be able to maintain or expand our market share.

WE RECEIVE A SIGNIFICANT PORTION OF OUR REVENUES FROM A SMALL NUMBER OF
CUSTOMERS.

     Historically, we have had significant customers, which individually accounted for approximately 10% of consolidated revenues in certain quarters. The composition of our largest customers has varied from year to year. In fiscal year 1999, our top five customers accounted for approximately 25% of our revenues during that period. We primarily conduct our sales on a purchase order basis, rather than pursuant to long-term supply contracts. The loss of any significant customer, any reduction in orders by any of our significant customers, or the cancellation of a significant customer order, including reductions or cancellations due to customer departures from recent buying patterns, financial difficulties or acquisition by a third party of one or more significant customers, or market, economic or competitive conditions in the semiconductor industry or in industries that use our customers' products, could materially adversely affect our business, financial condition and results of operations.

WE SELL AND TRADE WITH FOREIGN CUSTOMERS; SUCH SALES AND TRADE ARE SUBJECT TO INCREASED RISKS APPLICABLE TO INTERNATIONAL SALES.

     Sales to foreign customers accounted for approximately 53% of net revenues in the fiscal year ended January 31, 1999. The percentage of international sales may increase in future years. International sales are subject to certain risks, including unexpected changes in regulatory requirements, fluctuations in exchange rates, tariffs and other barriers, political and economic instability, difficulties in accounts receivable collection, difficulties in managing distributors and representatives, difficulties in staffing and managing foreign subsidiary operations and potentially adverse tax consequences. There can be no assurance that any of these factors will not have a material adverse effect on our business, financial conditions and results of operations. In addition, even though the majority of our foreign sales are denominated in U.S. dollars, currency exchange fluctuations in countries where we do business could materially adversely affect us by resulting in pricing that is not competitive with prices denominated in local currencies.

WE ARE SUBJECT TO ENVIRONMENTAL REGULATIONS.

     We are subject to a variety of United States federal, state and local governmental laws, rules and regulations related to the use, storage, handling, discharge or disposal of certain toxic, volatile or otherwise hazardous chemicals used in our manufacturing process. Any of those regulations could require us to acquire equipment or to incur substantial other expenses to comply with environmental regulations. If we incurred substantial additional expenses, product costs could significantly increase, thus materially adversely affecting our business, financial condition and results of operations. We believe our use, storage, handling, discharge or disposal of such materials complies in all material respects with applicable governmental regulations and that we have obtained all material permits necessary to conduct our business. Any failure by us to comply with present or future environmental laws, rules and regulations could result in fines being imposed on us, suspension of production or cessation of operations, any of which could have a material adverse effect on our business, financial condition and results of operations.

WE DEPEND ON KEY EMPLOYEES AND MUST RETAIN AND RECRUIT QUALIFIED INDIVIDUALS TO REMAIN COMPETITIVE.

     Our future success depends in significant part upon the continued service of our technical, marketing and managerial personnel. The loss of the services of any of our technical, marketing and managerial personnel could adversely affect our business, financial condition and results of operations. Our future success also heavily depends on our continuing ability to attract and retain highly qualified technical, marketing and managerial personnel. Competition for qualified personnel is intense, particularly for personnel with expertise in our areas of business. There can be no assurance that we will be able to retain key managerial, marketing and technical employees or that we will be successful in attracting, assimilating or retaining other highly qualified technical, marketing and managerial personnel in the future.

PRODUCT LIABILITY CLAIMS MAY BE ASSERTED AGAINST US AND WE MAY NOT HAVE SUFFICIENT LIABILITY INSURANCE.

     Product liability claims may be asserted with respect to our technology or products. Although we currently have product liability insurance, there can be no assurance that we have obtained sufficient insurance coverage, or that we will have sufficient resources, to satisfy any product liability claims.

WE FACE RISKS IN CONNECTION WITH OUR RECENTLY COMPLETED ACQUISITION OF USAR SYSTEMS INCORPORATED.

     We acquired USAR on December 6, 1999, pursuant to which we exchanged 495,403 shares of our common stock for all of USAR's outstanding stock, options and certain indebtedness of USAR to its former shareholder. The acquisition was treated as a pooling-of-interests under generally accepted accounting principles. While we did an extensive due diligence investigation, the full impact of the acquisition on us, including the customers of USAR and Semtech and our respective businesses, cannot be forecasted at this time. There can be no assurance that the acquisition will not cause changes in USAR's relationship with certain of its customers. The loss or changes in buying patterns of any of USAR's significant customers could have an adverse effect on our business, financial condition and results of operation. There can be no assurance that we will successfully integrate the USAR business into our business. In addition, there can be no assurance that we can successfully manage, motivate and retain USAR's employees, who collectively constitute an important part of the value of USAR.

INFORMATION TECHNOLOGY AND YEAR 2000 ISSUES.

     A significant percentage of the software that runs most of the computers in the United States relies on two-digit date codes to perform a number of computation and decision making functions. Commencing on January 1, 2000 these computer programs may fail from an inability to interpret date codes properly, misreading "00" for the year 1900 instead of the year 2000.

     We have completed a comprehensive program intended to identify, evaluate and address issues associated with the ability of our information technology and non-information technology systems to properly recognize the Year 2000 in order to avoid interruption of the operation of these systems and have a material adverse effect on our operations as a result of the century change. Each of the information technology software programs that we currently use has either been certified by our respective vendors as Year 2000 compliant or has been replaced with software that is Year 2000 compliant.

     Our computer system interfaces with the computers and technology of different companies, including those of foreign companies. We consider the Year 2000 readiness of our foreign customers and vendors of particular importance given the general concern that the computer systems abroad may not be as prepared as those in domestic operations to handle the century change. As part of our Year 2000 compliance program, we have contacted our significant vendors and customers to ascertain whether the systems used by such third parties are Year 2000 compliant. As of December 1999, we completed all Year 2000 compliance testing and any necessary conversions.

     We estimate the costs to reprogram, replace and test our information and non-information technology systems for Year 2000 compliance have been between $100,000 and $150,000 over the life of the project. However, such expenditures could increase materially if any undetected problems or vendor issues arise. Costs incurred in connection with Year 2000 compliance efforts are expensed as incurred.

     We anticipate that our information technology and non-information technology systems are Year 2000 compliant. We have evaluated the Year 2000 compliance status of our top 25 third party suppliers. A system failure by any of our significant customers or vendors could have a material adverse effect on our operations.

     We believe that the most likely worst case scenario resulting from the century change could be the inability to produce and ship products at current rates for an indeterminable period of time, which could have a material adverse effect on the results of operations and liquidity.

     We have developed contingency plans to handle a Year 2000 system failure of our information and non-information technology systems and to handle necessary interactions with the computers and technology of any integral non-complying third party.

     As of January 18, 2000, we have not experienced any significant disruptions or computer processing errors or failures related to any Year 2000 issues.

                      WHERE YOU CAN FIND MORE INFORMATION
                      -----------------------------------

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Copies of such reports, proxy statements and other information may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may request copies of such documents by writing to the SEC and paying a fee for the copying costs. You may also call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our common stock is traded on the Nasdaq National Market System. You may also read and copy documents we file with the SEC at the offices of the National Association of Securities Dealers, Inc., located at 1735 K Street, N.W., Washington, D.C. 20006.

     The SEC allows us to "incorporate by reference" certain of our publicly filed documents into this prospectus which means that we may disclose material information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any later information that we file with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any additional documents we file with the SEC until the offering of the common stock is terminated. This prospectus is part of a registration statement on Form S-3 that we filed with the SEC and does not contain all of the information set forth in the registration statement.

     The following documents that we previously filed with the SEC are incorporated by reference:

     (a) Our Annual Report on Form 10-K for the fiscal year ended January 31, 1999, filed on May 1, 1999.

     (b) Our Quarterly Reports on Form 10-Q for the fiscal quarters ended (i) May 2, 1999, filed on June 16, 1999, (ii) August 1, 1999, filed on September 14, 1999, and (iii) October 31, 1999, filed on December 15, 1999.

     (c) Our Proxy Statement for our annual meeting of stockholders held on June 10, 1999 (other than the portions thereof identified as not deemed filed with the SEC);

     (d) Our Proxy Statement for a special meeting of stockholders held on October 12, 1999 (other than the portions thereof identified as not deemed filed with the SEC); and

     (e) The description of our common stock contained in our Registration Statement under the Exchange Act on Form 8-A filed with the SEC on May 28, 1986.

     We will provide any person to whom a copy of this prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents unless specifically incorporated by reference. You should direct any requests for documents to the following:

                              Semtech Corporation
                               652 Mitchell Road
                        Newbury Park, California 91320
           Attention: David G. Franz, Jr., Chief Financial Officer.
                                (805) 498-2111

                          FORWARD LOOKING STATEMENTS
                          --------------------------

     Certain statements contained or incorporated by reference in this Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or those of our industry, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include those set forth in this Prospectus, including under the caption "Risk Factors." Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such statements or to publicly announce any updates or revisions to any of the forward-looking statements contained in this Prospectus to reflect any change in our expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

                                USE OF PROCEEDS
                                ---------------

     We will not receive any proceeds from the sale of common stock by any of the selling stockholders.

                                   SELLING STOCKHOLDERS
                                   --------------------

           The following table sets forth as of January 18, 2000, and upon completion of the offering described in this Prospectus, information regarding the beneficial ownership of our common stock by the selling stockholders. The selling stockholders may not have a present intention of selling their shares and may offer less than the number of shares indicated.

                                                      Shares Beneficially Owned
                                                      -------------------------

                                       Shares                                   Shares
                                    Beneficially        Shares                Beneficially
                                    Owned Before          to             Owned After Offering/(1)/
                                                                         -------------------------
      Name and Address                Offering        be Offered           Number           %
      ----------------              ------------      ----------           ------           -
      Sivet Holding, Inc.             472,965           472,965            0               0%

      Antonio D'Amato                  22,438            22,438            0               0%


/(1)/ Assumes resale of all shares of common stock offered hereby

                             PLAN OF DISTRIBUTION
                             --------------------

           On December 6, 1999, we entered into a merger agreement with USAR Systems Incorporated, a New York corporation, under which USAR was merged into a newly formed subsidiary of ours and became wholly-owned by us. USAR is a supplier of input devices and power management products. The acquisition was treated as a pooling-of-interests under generally accepted accounting principles. Pursuant to the merger, we issued 495,403 shares of our common stock in exchange for all of USAR's outstanding common stock, outstanding options and certain indebtedness of USAR to its former shareholder. The selling stockholders are the former sole stockholder and the sole option holder of USAR and the shares being offered under this prospectus are the shares we issued to them pursuant to the merger.

           The selling stockholders and any of their pledgees, assignees, donees, other transferees and successors-in-interest may, from time to time, sell any or all of their shares of the common stock on any stock exchange market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

           . ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

           . block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

           . purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

           . an exchange distribution in accordance with the rules of the applicable exchange;

           .    privately negotiated transactions;

           .    short sales;

           . broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

           .    a combination of any such methods of sale; and

     .    any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders; provided however, that the selling stockholders shall bear their own legal fees above $5,000, if any, and any underwriting discounts or commissions.

     Forty-nine Thousand Five Hundred Thirty-Nine (49,539) of the shares, pursuant to the agreement under which Semtech acquired USAR, are being held in escrow to provide Semtech a remedy for certain damages it may incur under the agreement. The shares offered hereby include the shares currently held in escrow.

     The transfer agent and registrar for our common stock is Chase Mellon Shareholder Services, 400 South Hope Street, Fourth Floor, Los Angeles, California 90071.

                                    EXPERTS
                                    -------

     The consolidated financial statements of Semtech Corporation appearing in Semtech's Annual Report (Form 10-K filed with the SEC on May 1, 1999 for the year ended January 31, 1999), incorporated by reference in this Prospectus and elsewhere in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


                                 LEGAL MATTERS
                                 -------------

     Certain legal matters relating to our common stock, including the validity thereof, has been passed upon for us by our counsel, Paul, Hastings, Janofsky & Walker LLP, Los Angeles, California.

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 14. Other Expenses of Issuance and Distribution.

     The fees and expenses payable by the Company in connection with the sale of the shares of common stock being registered are estimated as follows:


                                                      Amount
                                                      ------

     SEC Filing Fee.................................  $ 8,476.66
                                                      ----------

     Legal Fees and Expenses*.......................  $ 5,000.00
                                                      ----------

     Accounting Fees*...............................  $ 5,000.00
                                                      ----------

     Printing and Miscellaneous Expenses*...........  $ 1,523.34
                                                      ----------

               Total*...............................  $20,000.00
                                                      ==========

___________________
*Indicates estimate

     Item 15. Indemnification of Directors and Officers.

     Section 17, Article III, of our Bylaws, as amended, provides for indemnification of officers, directors, agents and employees of the Company generally consistent with the provisions of Section 145 of the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     As permitted by Section 102 of the Delaware General Corporation Law, our stockholders have approved and incorporated provisions into our Restated Certificate of Incorporation eliminating a director's personal liability for monetary damages to us and our stockholders arising from a breach of a director's fiduciary duty, except for liability under Section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit.

     We have entered into indemnification agreements with our directors and officers. These agreements provide broader indemnity rights than those provided under the Delaware General Corporation Law and our Bylaws. The indemnification agreements are not intended to deny or otherwise limit third party or derivative suits against us or our directors or officers, but to the extent a director or office were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third party suit would be borne by us, and we would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to our benefit but would be offset by our obligations to the director or officer under the indemnification agreement.

     The above discussion of the Company's Bylaws, Certificate of Incorporation and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Bylaws, Certificate of

Incorporation, and statute.

Item 16.  Exhibits.

     5    Opinion of counsel as to legality of securities being registered.

     23.1 Consent of independent public accountants.

     23.2 Consent of counsel (included in Exhibit 5).

     24   Power of Attorney (included herein on the signature page).


Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of post-effective amendment any of the securities which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newbury Park, State of California, on January 20, 2000.

                            SEMTECH CORPORATION



                            By: /s/ John D. Poe
                                ------------------------------------------
                                John D. Poe
                                Chairman of the Board & Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John D. Poe and David G. Franz, Jr., and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                                    Date
---------                                -----                                    ----
/s/ John D. Poe                Chief Executive Officer,               January 20, 2000
---------------
John D. Poe               Director and Chairman of the Board
                             (Principal Executive Officer)


/s/ David G. Franz, Jr.         Vice President-Finance,               January 20, 2000
-----------------------
David G. Franz, Jr.         Chief Financial Officer and Secretary
                        (Principal Financial and Accounting Officer)


 /s/ James P. Burra                     Director                      January 20, 2000
---------------------
James P. Burra


/s/ Rock N. Hankin                      Director                      January 20, 2000
---------------------
Rock N. Hankin


/s/ Allen H. Orbuch                     Director                      January 20, 2000
---------------------
Allen H. Orbuch

___________________                     Director                      January __, 2000
James T. Schraith


/s/ Jack O. Vance                       Director                      January 20, 2000
-----------------
Jack O. Vance

EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

   5           Opinion of counsel as to legality of securities being registered.

   23.1        Consent of independent public accountants.

   23.2        Consent of counsel (included in Exhibit 5).

   24          Power of Attorney (included herein on the signature page).